Exhibit 99.1

LaBranche & Co Inc.

Jeffrey M. Chertoff

Senior Vice President & Chief Financial Officer

(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors: Michael Polyviou/Theresa Kelleher

Media: Brian Maddox/Scot Hoffman

(212) 850-5600

LABRANCHE & CO INC. REPORTS SECOND QUARTER 2005 RESULTS

NEW YORK, New York, July 26, 2005 – LaBranche & Co Inc. (NYSE: LAB) today reported financial results for the second quarter ended June 30, 2005.

Revenue for the 2005 second quarter was $77.7 million, compared to $90.7 million for the 2004 second quarter. The 2004 second quarter revenues, however, included a $24.6 million appreciation in fair value of an investment.  Net income available to common stockholders for the 2005 second quarter was $8.7 million, or $0.14 per diluted share, which includes a tax benefit of $3.2 million, or $0.05 per diluted share, in connection with a reduction of the Company’s estimated tax-rate and the application of a recent tax law change. By comparison, the Company reported a net loss applicable to common stockholders for the 2004 second quarter of $25.6 million, or $0.43 per diluted share, which included charges of $55.9 million in connection with the May 2004 refinancing of the Company’s indebtedness and a non-cash charge of $18.3 million in connection with the impairment of the Company’s exchange memberships. Excluding the investment write-up and 2004 charges described above, the Company’s net income available to common stockholders for the 2004 second quarter was $1.2 million, or $0.02 per diluted share.

For the six months ended June 30, 2005, revenue was $145.0 million, compared to $170.6 million for the comparable prior year period. As described above, revenue for the first half of 2004 included a $24.6 million write-up of an investment. Net income available to common stockholders for the six months ended June 30, 2005 was $11.0 million, or $0.18 per diluted share, which includes a tax benefit for the first half of 2005 of $3.4 million, or $0.06 per diluted share, compared to a net loss applicable to common stockholders of $18.7 million, or $0.31 per diluted share, for the six months ended June 30, 2004.  Excluding the investment write-up and 2004 charges described above, the Company’s net income available to common stockholders for the first half of 2004 was $8.0 million, or $0.13 per diluted share.

LaBranche has scheduled a conference call to review its 2005 second quarter results today at 10:00 a.m. (Eastern time). Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading specialist and market-maker in equities, options and exchange-traded funds (“ETFs”) on major securities exchanges. The Company is a specialist for more than 670 companies, 30 of which are in the S&P 100 Index and 104 of which are in the S&P 500 Index. In addition, LaBranche is a specialist and market-maker in U.S.-listed ETFs and is a specialist in over 500 classes of equity and index options.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$47,871	$40,445	$87,912	$92,743
Commissions	21,190	23,725	44,753	49,248
Net unrealized gain on non-marketable investments	230	24,683	322	24,348
Other	8,454	1,849	12,061	4,276
Total revenues	77,745	90,702	145,048	170,615

EXPENSES:
Employee compensation and related benefits	24,877	22,645	46,780	50,436
Interest	18,781	19,336	35,364	31,694
Exchange, clearing and brokerage fees	9,892	9,689	19,886	18,583
Lease of exchange memberships	983	3,954	1,995	8,097
Depreciation and amortization of intangibles	3,039	3,051	6,092	6,106
Exchange memberships impairment	—	18,327	—	18,327
Debt repurchase premium	—	49,028	—	49,028
Other	10,159	9,954	21,205	19,985
Total expenses	67,731	135,984	131,322	202,256

Income (loss) before minority interest and provision (benefit) for income taxes	10,014	(45,282)	13,726	(31,641)

MINORITY INTEREST	—	195	—	370

Income (loss) before provision (benefit) for income taxes	10,014	(45,477)	13,726	(32,011)

PROVISION (BENEFIT) FOR INCOME TAXES	1,272	(20,976)	2,738	(15,424)

Net income (loss)	$8,742	$(24,501)	$10,988	$(16,587)

Preferred dividends and discount accretion	—	1,056	—	2,112

Net income (loss) applicable to common stockholders	$8,742	$(25,557)	$10,988	$(18,699)

Weighted average common shares outstanding:
Basic	60,624	59,822	60,610	59,814
Diluted	60,688	59,822	60,870	59,814

Earnings (loss) per share:
Basic	$0.14	$(0.43)	$0.18	$(0.31)
Diluted	$0.14	$(0.43)	$0.18	$(0.31)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$429,849	$444,446
Cash and securities segregated under federal regulations	4,267	13,511
Securities purchased under agreements to resell	113,000	87,000
Receivable from brokers, dealers and clearing organizations	517,234	158,421
Receivable from customers	6,195	10,555
Securities owned, at market value:
Corporate equities	481,624	319,378
Options	188,031	110,705
Exchange-traded funds	444,757	128,214
U.S. Government obligations	8	8
Commissions receivable	4,687	5,428
Exchange memberships contributed for use, at market value	19,680	9,450
Exchange memberships owned, at adjusted cost (market value of $97,636 and $41,696, respectively)	59,657	59,332
Goodwill and other intangible assets, net	631,596	636,784
Other assets	44,827	71,865

Total assets	$2,945,412	$2,055,097

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$47,466	$120,434
Payable to customers	7,331	3,830
Securities sold, but not yet purchased, at market value:
Corporate equities	775,491	265,078
Options	170,812	92,580
Exchange-traded funds	205,702	142,735
U.S. Government obligations	304,421	—
Accrued compensation	25,383	38,195
Accounts payable and other accrued expenses	19,990	18,245
Other liabilities	12,703	12,510
Income taxes payable	4,100	1,671
Deferred tax liabilities	152,500	156,294
Short term debt	—	2,000
Long term debt	481,467	481,448
Subordinated liabilities:
Exchange memberships contributed for use, at market value	19,680	9,450
Other subordinated indebtedness	12,395	17,285

Total liabilities	2,239,441	1,361,755

Minority interest	—	356

Total stockholders’ equity	705,971	692,986

Total liabilities and stockholders’ equity	$2,945,412	$2,055,097

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

In evaluating the Company’s financial performance, management reviews operating results from operations, which excludes non-operating charges.  Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business.  Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$77,745	$90,702	$145,048	$170,615
Less: Lava write-up (1)	—	(24,580)	—	(24,580)
Pro-forma revenues	77,745	66,122	145,048	146,035

Total expenses	67,731	135,984	131,322	202,256
Less: Exchange memberships impairment (2)	—	(18,327)	—	(18,327)
Less: Debt repurchase premium (3)	—	(55,857)	—	(55,857)
Pro-forma expenses	67,731	61,800	131,322	128,072

Income (loss) before minority interest and provision(benefit) for income taxes	10,014	(45,282)	1313,726	(31,641)
Minority interest	—	195	—	370
Income (loss) before provision (benefit) for income taxes	10,014	(45,477)	13,726	(32,011)
Effect of pro-forma adjustment	—	49,604	—	49,604
Pro-forma income before provision (benefit) for income taxes	10,014	4,127	13,726	17,593

Provision (benefit) for income taxes	1,272	(20,976)	2,738	(15,424)
Tax effect of pro-forma adjustment	—	22,867	—	22,867
Pro-forma provision for income taxes	1,272	1,891	2,738	7,443

Net income (loss) applicable to common shareholders	$8,742	$(25,557)	$10,988	$(18,699)
Net effect of pro-forma adjustment	—	26,737	—	26,737
Pro-forma net income available to common shareholders	$8,742	$1,180	$10,988	$8,038

Earnings (loss) per share:
Diluted	$0.14	$(0.43)	$0.18	$(0.31)
Net effect of pro-forma adjustment	—	0.45	—	0.44
Diluted—pro-forma	$0.14	$0.02	$0.18	$0.13

(1)    Reflects the write-up in value of an investment in June 2004.

(2)    Reflects the write-down to fair value, as determined by management, of the Company’s exchange memberships.

(3)    Reflects expenses and the premium paid related to the Company’s repurchase of a substantial portion of its then-outstanding $100 million Senior Notes and $250 million Senior Subordinated Notes.

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

NYSE average daily share volume (millions)	1,569.4	1,461.2	1,598.5	1,500.2

LAB share volume on NYSE (billions)	24.7	23.3	49.9	49.2

LAB dollar volume on NYSE (billions)	$804.1	$696.2	$1,617.6	$1,439.6

LAB number of principal trades on the NYSE (millions)	6.9	7.0	13.4	14.3

LAB principal shares traded on the NYSE (billions)	4.7	5.3	9.9	11.8

LAB dollar value of principal shares traded on the NYSE (billions)	$166.4	$168.3	$343.0	$364.3

LAB NYSE common stock listings	575	572	575	572

LAB AMEX common stock listings	97	105	97	105

LAB AMEX option listings	362	229	362	229

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